UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California  92707

(Address of principal executive offices, including zip code)

714-513-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. Edison Mission Energy (“EME”) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME’s control. EME has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

As previously reported, on December 17, 2012, EME and sixteen of its wholly-owned domestic subsidiaries listed on Exhibit 99.1, which is incorporated by reference herein (collectively, the “Debtor Entities”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”).

On March 1, 2013, the Debtor Entities filed their monthly operating reports for the period from December 17, 2012 through December 31, 2012 and for the month ended January 31, 2013 (the “Monthly Operating Reports”) with the Bankruptcy Court. The Monthly Operating Reports are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. By filing this Current Report on Form 8-K and furnishing this information, EME makes no admission as to the materiality of any information in Item 7.01 of this report.

Monthly Operating Reports are publicly available on the Debtor Entities’ bankruptcy case docket and can be accessed by visiting the Debtor Entities’ case administration website, www.edisonmissionrestructuring.com. In the future, EME does not intend to file copies of Monthly Operating Reports on Form 8-K.

Limitation on Incorporation by Reference

The information in this item is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by EME or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Cautionary Statement Regarding Financial and Operating Data

The Monthly Operating Reports were not prepared for the purpose of providing the basis for an investment decision relating to any of the Debtor Entities’ securities and should not be relied upon with respect to existing and future investments in any of these securities or other claims against the Debtor Entities. No assurance can be given as to the value, if any, that may be ascribed to the Debtors Entities’ various prepetition liabilities and other securities. EME cannot predict what the ultimate value of any of the Debtor Entities’ securities may be. The Monthly Operating Reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Northern District of Illinois, Eastern Division and the Bankruptcy Court. The Monthly Operating Reports were not audited or reviewed by independent accountants, are in a format prescribed by applicable bankruptcy laws and regulations and are subject to future adjustment and reconciliation. Therefore, the Monthly Operating Reports do not necessarily contain all information required in filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Debtor Entities’ securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in EME’s reports pursuant to the Exchange Act, and such information might not be indicative of EME’s financial condition or operating results for the period that would be reflected in EME’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements based on information available as of the date the report was prepared. These forward-looking statements are subject to a significant amount of uncertainty, in particular regarding the Chapter 11 Cases, EME’s ability to consummate one or more plans of reorganization, the costs of purchasing and installing emissions control equipment, and power prices and revenues over the indicated time periods.  Factors both within and outside the control of EME will affect the accuracy of this forward-looking information.  Furthermore, the information is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1        Monthly Operating Report for the period from December 17, 2012 through December 31, 2012, filed with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

99.2      Monthly Operating Report for the month ended January 31, 2013, filed with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edison Mission Energy

Date:	March 1, 2013	/s/ Maria Rigatti
MARIA RIGATTI Senior Vice President and Chief Financial Officer